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                               CONSENT OF COUNSEL

                                    GE Funds

     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 22 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-51308, Investment Company Act File No. 811-7142) of GE Funds (the "Trust") under the caption "Counsel" and to the Trust's filing a copy of this Consent as an exhibit to the Amendment.

                                             /s/ Willkie Farr & Gallagher
                                             ----------------------------
                                             Willkie Farr & Gallagher


September 25, 1997
New York, New York